UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2023

ADTRAN Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41446	87-2164282
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Explorer Boulevard Huntsville, Alabama	35806-2807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (256) 963-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, Par Value $0.01	ADTN	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02	Termination of a Material Definitive Agreement

On February 6, 2023, ADVA Optical Networking SE (“ADVA”), a subsidiary of ADTRAN Holdings, Inc. (the “Company”), terminated the Loan Agreement, dated September 25, 2018, by and among ADVA, Bayerische Landesbank, and Deutsche Bank Luxembourg S.A. (the “Loan Agreement”), which had provided ADVA with a term loan of €65.0 million and a revolving credit facility of credit of €10 million (collectively, the “credit facilities”). All outstanding borrowings under the credit facilities, including €33.0 million in principal amount of indebtedness outstanding at the time of termination, were repaid by ADVA in connection with the termination of the Loan Agreement. The credit facilities had been due to mature in September 2023, with an interest rate that was adjusted periodically based on a defined leverage ratio and was EURIBOR plus 1.35% for the term loan and EURIBOR plus 1.0% for the revolving credit facility as of December 31, 2022. The outstanding obligations under the Loan Agreement were paid off using the proceeds of a draw of $120 million by the Company under its Credit Agreement, dated July 18, 2022, by and among the Company, ADTRAN, Inc. and Wells Fargo Bank, National Association (the “Wells Fargo Credit Agreement”), which increased the principal amount of the Company’s borrowings under the Wells Fargo Credit Agreement to $187.5 million. ADVA incurred termination penalties of €18.2 thousand in connection with the early termination of the Loan Agreement.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed with this report:

Exhibit No.	Description

104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 8, 2023	ADTRAN Holdings, Inc.

	By:	/s/ Michael Foliano
Michael Foliano
Chief Financial Officer